UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2022 (June 10, 2022)

Sema4 Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-39482	85-1966622
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower, 8th Floor			06902
Stamford,	Connecticut
(Address of Principal Executive Offices)			(Zip Code)
(800) 298-6470
Registrant's telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SMFR	The Nasdaq Global Select Market
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SMFRW	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On June 14, 2022, Sema4 Holdings Corp. (“Sema4 Holdings” or the “Company”) announced that, pursuant to a CFO transition plan adopted June 10, 2022 (the “Transition Plan”), its Chief Financial Officer, Isaac Ro, will leave the Company to pursue other career opportunities. Mr. Ro’s last day of employment will be August 9, 2022. Pursuant to his employment agreement with the Company, Mr. Ro will be entitled to nine months of salary continuation payments and twelve months of COBRA continuation benefits, subject to his execution of a release of claims. The Company also entered into a six-month consulting agreement with Mr. Ro (the “Consulting Agreement”), pursuant to which Mr. Ro will provide advisory services to the Company following his last day of employment in exchange for continued vesting of his equity-based incentive compensation awards, as well as an additional six-months of partial accelerated vesting at the conclusion of such six-month consulting period, subject to Mr. Ro’s reaffirmation of his release of claims. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c) Appointment of Certain Officers.

Pursuant to the Transition Plan, Richard Miao, the Company’s current Senior Vice President of Financial Planning & Analysis and Treasurer, was promoted to Deputy Chief Financial Officer and appointed to serve as the Interim Chief Financial Officer, effective June 13, 2022. In this role, Mr. Miao will assume the responsibilities of Principal Financial Officer while the Company conducts a search to fill the Chief Financial Officer position on a permanent basis.

Mr. Miao has served as Senior Vice President of Financial Planning & Analysis and Treasurer of the Company since May 2021. Prior to joining the Company, Mr. Miao served as Senior Vice President of Corporate Finance and Treasurer at Endeavor Group Holdings, a global talent and media agency, from October 2017 to May 2021. Prior to that role, Mr. Miao served as Senior Vice President of Corporate Finance at William Morris Endeavor, a global talent and media agency, from December 2014 to October 2017. Mr. Miao received a B.A. in Economics from Northwestern University and an M.B.A from the NYU Stern School of Business.

In connection with the appointment, the Compensation Committee of the Board of Directors of the Company approved (i) a salary increase for Mr. Miao for a total annual base salary of $360,000, (ii) target annual bonus of 50% of annual base salary, and (iii) a $100,000 cash retention bonus payable three months following the start date of the Company’s permanent Chief Financial Officer.

Mr. Miao has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Miao and any other person pursuant to which Mr. Miao was named Interim Chief Financial Officer and Deputy Chief Financial Officer of the Company.

(e) Compensatory Arrangements with Certain Officers.

As previously announced, on April 29, 2022, the Company completed its acquisition of GeneDx, Inc. and Dr. Eric Schadt was appointed President and Chief Research & Development Officer of the Company and ceased serving as the Chief Executive Officer of the Company (the “Appointment”).

On June 14, 2022, the Company and Dr. Eric Schadt entered into an amendment (the “Amendment”) to Dr. Schadt’s amended and restated employment agreement, dated as of July 21, 2021 (the “Employment Agreement”), in order to extend the period during which Dr. Schadt may provide the Company with written notice of “Good Reason” (within the meaning of the Employment Agreement) as a result of the Appointment through April 28, 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01           Regulation FD Disclosure.

On June 14, 2022, Sema4 issued a press release announcing Mr. Ro stepping down from his position at the Company and Mr. Miao’s appointment as Interim Chief Financial Officer and Deputy Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No.1 to the Amended and Restated Employment of Agreement of Eric Schadt, dated June 14, 2022
10.2	Consulting Agreement with Isaac Ro, dated as of June 14, 2022
99.1	Press Release, dated June 14, 2022, regarding the Registrant's Chief Financial Officer Transition Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sema4 Holdings Corp.

Date:	June 14, 2022	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer